SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015 (June 25, 2015)

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of Integrated Silicon Solution, Inc. (“ISSI”) was held on Thursday, June 25, 2015 at 2:00 p.m., local time, in Palo Alto, California. At the Special Meeting, the ISSI stockholders approved a proposal to adjourn the Special Meeting to Monday, June 29, 2015 at 2:00 p.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at 650 Page Mill Road, Palo Alto, CA 94304, to solicit additional proxies to adopt the Agreement and Plan of Merger (as amended from time to time), dated March 12, 2015, by and between Uphill Investment Co., a People’s Republic of China limited liability company, and ISSI, as joined by Indigo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent with 13,887,126 votes in favor, 5,413,153 votes against, 334,337 votes abstaining and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: June 26, 2015	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer